EXHIBIT 10.4
                               TRI-PARTY AGREEMENT

         This TRI-PARTY AGREEMENT (this "Agreement"), dated as of February 4, 2004 is made by and among New York Regional Rail Corporation, a Delaware corporation, with offices located at 4302 First Avenue, Brooklyn, New York 11232 (the "Company"), John Marsala, an individual having an address at 215 East 68th Street, New York, NY 10021("Marsala"), and Transit Rail, LLC, a Delaware limited liability company, with offices located at 2730 Transit Road, West Seneca, New York 14224 (the "Investor").

                               W I T N E S S E T H


         WHEREAS, the Company and the Investor have entered into the Investment Agreement of even date herewith in connection with the purchase of up to 2,500 shares of the Company's Series D Preferred Stock by the Investor (the "Investment Agreement"); and

         WHEREAS, Marsala is the holder of 440,000 shares of the Company's Series C Preferred Stock; and

         WHEREAS, as a condition of the Investor entering into the Investment Agreement the Investor desires to acquire certain rights of Marsala as the holder of the shares of Series C Preferred Stock; and

         WHEREAS, in connection with the transfer or other benefit to the Investor of certain rights with respect to the shares of Series C Preferred Stock the Investor and the Company have agreed to provide Marsala with the rights specified herein.

         NOW, THEREFORE, in consideration of the above premises and the mutual promises set forth in this Agreement, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         1. OBLIGATIONS OF MARSALA.

                  (a) Upon the execution of this Agreement, Marsala shall deliver to the Investor the proxy (the "Proxy") in the form annexed hereto as Exhibit A entitling the Investor to direct the voting of the Series C Preferred Stock held by Marsala. Marsala agrees not to assign, convey, encumber or in any way transfer to any party the shares of Series C Preferred Stock, unless the obligations hereunder are assumed by such party or to convert the shares of Series C Preferred Stock held by Marsala into shares of common stock of the Company during the term of the Proxy unless Marsala is required to convert the Series C Preferred Stock as provided in Section 1(b) below. Any attempted conversion of the Series C Preferred Stock in contravention hereof shall be deemed null and void and shall not be recognized by the Company.

                  (b) In the event that (i) the Investor has purchased at least 1,700 shares of Series D Preferred Stock pursuant to the Investment Agreement and (ii) there has been not been an Investor Breach, then Marsala hereby agrees, within five (5) days after written notice from

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the Investor (a "Conversion Notice"), to convert the shares of Series C
Preferred Stock into shares of common stock of the Company in accordance with the provisions set forth in Section 8 of the Company's Certificate of Designation, Preferences and Rights of the Series C Preferred Stock. On the date this Agreement is executed, Marsala shall execute and deliver to counsel for the Company (in a form reasonably satisfactory to the Investor) a written directive electing conversion of all of the Series C Preferred Stock, such directive to be un-dated and specifying that all of the shares of Series C Preferred Stock are to be converted (the "Escrowed Conversion Election") pursuant to the escrow agreement in the form of Exhibit B. In the event that Marsala does not affirmatively act to convert such shares of Series C Preferred Stock within five
(5) days following the delivery of such Conversion Notice from the Investor, the Escrowed Conversion Election shall be released to the Company and dated the date of the Conversion Notice and the Series C Preferred Stock shall be deemed to have been converted to common stock as of the date of the Conversion Notice and no longer of any effect and the Company shall issue shares of its common stock to Marsala as provided in Section 8 of the Company's Certificate of Designation, Preferences and Rights of the Series C Preferred Stock.

                  (c) A true and complete copy of the Company's Certificate of Designation, Preferences and Rights of the Series C Preferred Stock is attached hereto as Exhibit C.


                  (d) Marsala and the Investor agree to execute and deliver the "Transaction Documents" (as that term is defined in the Investment Agreement) as a condition of the Investor's obligations under this Agreement. Such Transaction Documents shall include the Proxy.

                  (e) Marsala represents and warrants to the Investor that: (i) he owns the shares of Series C Preferred Stock directly and free and clear of any lien, encumbrance or rights of any kind pertaining to the Series C Preferred Stock held by any other party, (ii) there is no agreement with any party or encumbrance of any kind whatsoever which prevents or would in any way interfere with the granting by Marsala of the Proxy to vote the shares of the Series C Preferred Stock to the Investor as contemplated herein and as contemplated in the Investment Agreement, (iii) there is no agreement with any party or encumbrance of any kind whatsoever which prevents or would in any way interfere with the conversion of the Series C Preferred Stock into common stock of the Company as contemplated herein, (iv) he owns the Common Shares (as defined in Section 2(ii) below) directly and free and clear of any lien, encumbrance or rights of any kind, (v) this Agreement has been duly and validly authorized, executed and delivered by Marsala and is a valid and binding agreement of Marsala enforceable against Marsala in accordance with its terms, subject as to enforceability to general principles of equity and to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors' rights and remedies and (vi) the execution, delivery and performance of this Agreement by Marsala and the consummation by Marsala of the transactions contemplated hereby will not conflict with, or constitute a material default (or an event which with notice or lapse of time or both would become a material default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any material agreement, contract, indenture, mortgage, indebtedness or instrument to which Marsala is a party, or result in a violation of any law, rule, regulation, order, judgment or decree applicable to Marsala or by which any property or asset of Marsala or by which Marsala is bound.

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                  (f) Upon the execution hereof, Marsala and the Company hereby agree to cause Marsala's shares of Series C Preferred Stock to contain the following legend:

                  THE SECURITIES EVIDENCED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS AND CONDITIONS OF THE TRI-PARTY AGREEMENT DATED FEBRUARY , 2004 BY AND AMONG JOHN MARSALA,THE CORPORATION AND TRANSIT RAIL LLC AND THE IRREVOCABLE PROXY.

                  (g) Marsala hereby agrees to transfer to the Investor 50% of the Additional Shares received by Marsala under paragraph 1(i) (A), (B), (C) and
(D) of the agreement of even date herewith between the Company and Marsala in the event that the Company does not amend its certificate of incorporation within 120 days of the date hereof such that the Company has a sufficient number of authorized shares of common stock with respect to all outstanding options, warrants and conversion rights (other than the Additional Shares) provided that no uncured Investor Breach has occurred.

         2. CONSIDERATION. (a) In consideration of the foregoing,

         (i) the Investor shall pay to Marsala the sum of $10,000 on the date hereof;

         (ii)     (A)      Marsala shall have the right to require the Investor
                           to purchase from Marsala up to 2,083,333 shares (the
                           "Common Shares") of common stock of the Company for a purchase price equal to $0.12 per Common Share.
                           Beginning as of the date that is the three month anniversary of the date hereof and extending for a period of nine months from the date hereof, Marsala shall be entitled to deliver a notice (the "Put
                           Notice") to the Investor to purchase all or a portion of the Common Shares. The closing for the purchase of the Common Shares shall take place within five (5) days of the date of the Put Notice. Upon the closing of a purchase of the Common Shares the Investor shall wire the purchase price to Marsala in accordance with the wiring instructions provided by Marsala to the Investor and Marsala shall deliver to the Investor on the date of such wire transfer the certificates for the Common Shares duly endorsed for transfer, free and clear of any and all liens and/or encumbrances.

                           (B) The obligations of the Investor pursuant to the above paragraph 2(a)(ii)(A) shall be secured by a pledge of shares of Series D Preferred Stock as provided in the Pledge Agreement in the form annexed hereto as Exhibit D (the "Pledge Agreement").

                           (C) In accordance with Section 6 of the Company's Certificate of Designation, Preferences, Rights and Limitations of the Series D Preferred

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                           Stock (the "Certificate") of the Corporation if the
                           Investor or the Investor's appointees to the Board of Directors breach, attempt to breach or vote in favor of any proposal to breach any of the terms, covenants, representations or agreements, or any termination of the Certificate, this Agreement, the Investment Agreement, then the shares of Series D Preferred Stock held by the Investor shall be automatically converted into shares of common stock of the Company. In such event the Company and the Investor hereby agree that the Company shall deliver to the Escrow Agent, as such term is defined in the Pledge Agreement, rather than the Investor, the number of shares of common stock equal to the difference between: (A) the quotient of 350,000 and the Market Price of the common stock, as defined below, and (B) the number of shares of common stock issuable to the Escrow Agent upon the automatic conversion of the shares of Series D Preferred Stock which are held by the Escrow Agent on the date of the automatic conversion. For purposes of this paragraph the term Market Price of the common stock shall mean the average closing bid price of the common stock as quoted on the National Association of Securities Dealers, Inc. OTC Bulletin Board (or other exchange or quotation system on which the shares of common stock are then listed) for the 20 trading days immediately preceding the date of the automatic conversion.

         3. INVESTOR REPRESENTATIONS AND WARRANTIES

         The Investor represents and warrants to Marsala that:

         (a) SOPHISTICATED INVESTOR. The Investor has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Common Shares.

         (b) AUTHORIZATION; ENFORCEMENT. This Agreement has been duly and validly authorized, executed and delivered on behalf of the Investor and is a valid and binding agreement of the Investor enforceable against the Investor in accordance with its terms, subject as to enforceability to general principles of equity and to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors' rights and remedies.

         (c) NO CONFLICTS. The execution, delivery and performance of this Agreement by the Investor and the consummation by the Investor of the transactions contemplated hereby and thereby will not (i) result in a violation of the Certificate of Formation or Membership Agreement of Investor or (ii) conflict with, or constitute a material default (or an event which with notice or lapse of time or both would become a material default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any material agreement, contract, indenture, mortgage, indebtedness or instrument to which the Investor is a party, or result in a violation of any law, rule, regulation, order, judgment or decree applicable to the Investor or by which any property or asset of the Investor or by which the Investor is bound.

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         (d) ACCREDITED INVESTOR. Investor is an "accredited investor" as that term is defined in Rule 501(a)(3) of Regulation D of the Securities Act.

         (e) FRACTIONALIZATION. The Investor is acquiring the Common Shares for the Investor's account as principal, not as a nominee or agent, for investment purposes only, and not with a view to, or for, resale, distribution or fractionalization thereof in whole or in part and no other person has a direct or indirect beneficial interest in the Common Shares. Further, the Investor does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to the Common Shares.

         (f) REPRESENTATIONS. No representations or warranties have been made to the Investor by Marsala, other than the representations of Marsala contained herein, and the Investor is not relying upon any representations other than those contained herein.

         (g) LEGEND. The Investor understands and agrees that the certificates for the Common Shares shall bear the following legend until (i) such securities shall have been registered under the Securities Act and effectively been disposed of in accordance with a registration statement that has been declared effective; or (ii) in the opinion of counsel for the Company such securities may be sold without registration under the Securities Act as well as any applicable "Blue Sky" or state securities laws:

         "THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND MAY NOT BE OFFERED, SOLD, PLEDGED, HYPOTHECATED, ASSIGNED OR TRANSFERRED EXCEPT (i) PURSUANT TO A REGISTRATION STATEMENT UNDER THE SECURITIES ACT WHICH HAS BECOME EFFECTIVE AND IS CURRENT WITH RESPECT TO THESE SECURITIES, OR (ii) PURSUANT TO A SPECIFIC EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT BUT ONLY UPON A HOLDER HEREOF FIRST HAVING OBTAINED THE WRITTEN OPINION OF COUNSEL TO THE CORPORATION, OR OTHER COUNSEL REASONABLY ACCEPTABLE TO THE CORPORATION, THAT THE PROPOSED DISPOSITION IS CONSISTENT WITH ALL APPLICABLE PROVISIONS OF THE SECURITIES ACT AS WELL AS ANY APPLICABLE "BLUE SKY" OR SIMILAR SECURITIES LAW."

         (h) REAFFIRMATION. The Investor hereby reaffirms to Marsala all of the representations, warranties and covenants made by the Investor to the Company pursuant to the Investment Agreement.

         4. COVENANTS OF THE COMPANY AND THE INVESTOR.

         (a) The Company and the Investor hereby covenant and agree: (i) that the Company and the Investor shall comply with all of the terms and conditions of the Investment Agreement, including but not limited to the Company's covenants in Section 5(a) of the Investment

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Agreement, (ii) that the Investment Agreement shall not be amended without the prior written consent of Marsala, (iii) whenever the Investment Agreement provides for the written consent of all of the parties to the Transaction Documents, as such term is defined in the Investment Agreement, that Marsala shall be a required party and (iv) no representation, warranty, condition, covenant or agreement contained in the Transaction Documents of either the Company or the Investor shall be waived, amended or modified without the prior written consent of Marsala.

         5. TERMINATION.

         (a) This Agreement may be terminated at any time by the mutual written consent of the Company, the Investor and Marsala. The representations, warranties and covenants contained in or incorporated into this Agreement, insofar as applicable to the transactions consummated hereunder prior to such termination, shall survive its termination for the period of any applicable statute of limitations.

         (b) OTHER TERMINATION EVENTS. This Agreement shall also terminate upon any of the following events:

                  (i)      12 months from the date hereof;

                  (ii) the Investor or the Investor's appointees to the Board of Directors breach, attempt to breach or vote in favor of any proposal to breach any of the terms, covenants, representations or agreements, contained in the Certificate, this Agreement, the Investment Agreement, or the Pledge Agreement (collectively, an "Investor Breach"), which breach has not been cured within thirty (30) days after written notice, except in the case of the Investor's breach of the provisions set forth in Section 2(a), (b) or (c) of the Investment Agreement, in which event this Agreement shall terminate five days after written notice to the Investor, which breach has not been cured within such period, unless otherwise agreed by Marsala.

         6. INDEMNIFICATION. Each party hereto (the "Indemnitor") shall defend, protect, indemnify and hold harmless the other parties hereto and all of their shareholders, officers, directors, employees and any of the foregoing person's agents or other representatives (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the "Indemnitees") from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys' fees and disbursements (the "Indemnified Liabilities"), incurred by any Indemnitee as a result of, or arising out of, or relating to (i) any misrepresentation or breach of any representation or warranty made by the Indemnitor in this Agreement or the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby and (ii) any breach of any covenant, agreement or obligation of the Indemnitor contained in this Agreement or the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby.

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         7. GOVERNING LAW; MISCELLANEOUS.

         (a) GOVERNING LAW. The corporate laws of the State of Delaware shall govern all issues concerning the relative rights of the Company and its stockholders. All other questions shall be governed by and interpreted in accordance with the laws of the State of New York without regard to the principles of conflict of laws. Each party hereby irrevocably submits to the non-exclusive jurisdiction of the state and federal courts sitting in the City of New York, borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

         (b) FEES AND EXPENSES.

                  Each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement. Any attorneys' fees and expenses incurred by a party hereto in connection with the enforcement of the rights of any party, after the occurrence of any breach of the terms of this Agreement by another party or any default by another party in respect of the transactions contemplated hereunder, shall be paid on demand by the party which breached the Agreement and/or defaulted, as the case may be.

         (c) COUNTERPARTS. This Agreement may be executed in counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided that a facsimile signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile signature.

         (d) HEADINGS. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

         (e) SEVERABILITY. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

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         (f) ENTIRE AGREEMENT; AMENDMENTS. This Agreement supersedes all other prior oral or written agreements between Marsala, the Investor, the Company, their affiliates and persons acting on their behalf with respect to the matters discussed herein, and this Agreement and the instruments referenced herein (including the other Transaction Documents) contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, no party makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be amended other than by an instrument in writing signed by all of the parties hereto, and no provision hereof may be waived other than by an instrument in writing signed by the party against whom enforcement is sought.

         (g) NOTICES. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered (i) upon receipt, when delivered personally or by air courier or (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party). The addresses and facsimile numbers for such communications shall be:


 IF TO THE COMPANY:              IF TO THE INVESTOR:       IF TO MARSALA:
 -----------------               ------------------        -------------

 Gordon Kuhn                     Transit Rail LLC          215 East 68th Street
 New York Regional Rail Corp.    2730 Transit Road         New York, NY 10021
 4302 First Avenue               West Seneca, NY 14224
 Brooklyn, NY 11232
                                 Atten: Gordon Reger



 WITH A COPY TO:                         WITH A COPY TO:
 --------------                          --------------

 Marc. G. Rosenberg, Esq.                Gregory P. Photiadis, Esq.
 McLaughlin & Stern, LLP                 Duke, Holzman, Yaeger &
 260 Madison Avenue                      Photiadis, LLP
 New York, NY 10016                      2500 Main Place Tower
                                         Buffalo, NY 14202

Each party shall provide five (5) days' prior written notice to the other party of any change in address or facsimile number.

         (h) SUCCESSORS AND ASSIGNS. This Agreement may not be assigned by the parties hereto.

         (i) NO THIRD PARTY BENEFICIARIES. This Agreement is intended for the benefit of the parties hereto and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

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         (j) FURTHER ASSURANCES. Except as set forth herein, each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

         (k) NO STRICT CONSTRUCTION. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.


                [Balance of this page intentionally left blank.]


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         IN WITNESS WHEREOF, the parties hereto have caused this Investment
Agreement to be duly executed as of the date and year first above written.


                                        NEW YORK REGIONAL RAIL CORPORATION


                                        By: /s/ Wayne Eastman
                                            -----------------
                                            Name:  Wayne Eastman
                                            Title: President



                                            /s/ John Marsala
                                            JOHN MARSALA



                                        TRANSIT RAIL LLC


                                        By: /s/ Gordon Reger
                                            Gordon Reger, Manager



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                                    EXHIBIT A

                                      Proxy



                                       11
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                                    EXHIBIT B

             Company's Certificate of Designation, Preferences and
                     Rights of the Series C Preferred Stock



                                       12
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                                    EXHIBIT C

                                Pledge Agreement



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